Exhibit 24.1

Power of Attorney

Each of the Undersigned hereby acknowledges that pursuant to the Requirements of the Securities Act of 1933, as amended, the Registration Statement of Quantum Energy, Inc. (“Quantum”) is required to be signed by the executive officers and directors of Quantum. Each of the undersigned hereby agrees and authorizes the filing of his/her name to the Registration Statement and each hereby appoints and authorizes Jeffrey Mallmes and Jerold N. Siegan as attorneys-in-fact to sign on his/her behalf Amendment #1 to the Registration Statement and any additional amendments thereto.

Name and Signature	Title	Date
	Chairman, President, Treasurer and Director	August 21, 2018
Jeffrey Mallmes

	Secretary and Director	August 21, 2018
Andrew J. Kacic

	Director	August 21, 2018
William J. Hinz

	Director	August 21, 2018
Richard K. Ethington

	Director	August 21, 2018
Pamela L. Bing